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                                                                  Exhibit 3.1(b)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF

                             EQUISTAR CHEMICALS, LP

         The undersigned, desiring to amend the Certificate of Limited Partnership of Equistar Chemicals, LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

         FIRST:  The name of the Limited Partnership is Equistar Chemicals, LP.

         SECOND: Article 3 of the Certificate of Limited Partnership is amended and restated to read:

               3. The name and business address of each of the General Partners is:

                           Lyondell Petrochemical G.P. Inc.
                           1221 McKinney, Suite 700
                           Houston, Texas 77010

                           Millennium Petrochemicals GP LLC
                           Meadowood II Shopping Center
                           2644 Capitol Trail, Suite B-1
                           Newark, Delaware 19711

         IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 31st day of October, 2002.

Lyondell Petrochemical G.P. Inc.            Millennium Petrochemicals GP LLC
(General Partner)                           (General Partner)


By:   /s/ Gerald A. O'Brien                 By:  /s/ C. William Carmean
    -----------------------                     -----------------------
    Name:  Gerald A. O'Brien                   Name: C. William Carmean
    Title: Vice President,                     Title: Senior Vice President
           General Counsel